Exhibit 8.1

11 Hamenofim St.,
PO Box 2081,
Herzlia 46120, Israel
Tel. +972-9-972-6000
Fax +972-9-972-6001
www.eitangroup.com
November 3, 2005
Saifun Semiconductors Ltd.
ELROD Building
45 Hamelacha Street
Sappir Industrial Park
Netanya 42504
Israel
Ladies and Gentlemen:
     We have acted as Israeli counsel to Saifun Semiconductors Ltd., an Israeli company (the “Company”), in connection with (i) the issuance by the Company of 5,000,000 Ordinary Shares, par value NIS 0.01 per share, of the Company (the “Underwritten Shares”), and (ii) the issuance by the Company of up to an additional 750,000 Ordinary Shares, par value NIS 0.01 per share, of the Company (the “Option Shares” and, together with the Underwritten Shares, the “Shares”), if the several underwriters (the “Underwriters”) elect to exercise an over-allotment option contemplated to be granted to the Underwriters by the Company. We are herewith rendering our opinion concerning the principal Israeli income tax consequences regarding the issuance of the Underwritten Shares and the purchase of the Option Shares. In connection therewith, we reviewed copies of the Registration Statement on Form F-1 (File No. 333-129167) relating to the Shares (the “Registration Statement”), as well as the underwriting agreement, a form of which is filed as Exhibit 1.1 to the Registration Statement.
     Our opinion is based on the current Income Tax Ordinance, as amended, and such other Israeli legislation mentioned in the Registration Statement under the caption “Israeli Tax Considerations”, the regulations issued thereunder, and published administrative and judicial interpretations thereof, in each case, as in effect and available on the date hereof. We do not undertake to advise you as to any future changes in Israeli income tax law or administrative practice that may affect our opinion unless we are specifically retained to do so. Further, legal opinions are not binding upon the Income Tax Authority and there can be no assurance that contrary positions may not be asserted by the Income Tax Authority. We assume that the operative documents for the Shares described in the prospectus forming a part of the Registration Statement to which this opinion is filed as an exhibit will be performed in accordance with the terms described therein.
     As basis for the opinions hereafter expressed, we have examined originals or copies, certified or otherwise identified to our satisfaction, of all such agreements, certificates, and other statements of corporate officers and other representatives of the Company, and other documents provided to us by the Company as we have deemed necessary as a basis for this opinion. In our examination we have assumed the legal capacity of all natural persons, the existence of and authorization by all non-natural persons (other than the Company), the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies, and that all documents examined by us are in full force and effect and have not be amended, supplemented or modified. As to relevant facts material to our opinion, we have relied, without any independent investigation or verification, upon written or oral statements of officers and other representatives of the

Company, certificates of public officials and the financial statements of the Company.
     Based on the foregoing and subject to the assumptions, qualifications and limitations contained therein, we hereby confirm our opinion contained in the Registration Statement under the caption “Israeli Tax Considerations and Government Programs.”
     We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement and the reference to us under the caption “Israeli Tax Considerations and Government Programs” in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.
     We are attorneys admitted to practice in the State of Israel and we do not express any opinion on the law of any jurisdiction other than the laws of the State of Israel.
Sincerely yours,
/s/ Eitan Law Group
Eitan Law Group